EXHIBIT 23.2

         We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-113228) pertaining to the 2004 Equity incentive Plan of China Digital Communication Group of our report dated March 3, 2004, with respect to the consolidated financial statements of China Digital Communication Group included in the Annual Report (Form 10-KSB) for the year ended December 31, 2004.




March 29, 2006                              Lichter, Yu & Associates

                                            /s/ Lichter, Yu & Associates
                                            -------------------------------
                                            Lichter, Yu & Associates
                                            San Diego, CA


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